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                                                                      Exhibit 99


[The A Consulting Team, Inc. LOGO]

FOR IMMEDIATE RELEASE

Company Contact:
Richard D. Falcone                         Joseph M. Zappulla
TACT                                       Wall Street Investor Relations Corp
732-499-8228                               212-714-2445
rfalcone@tact.com                          jzappulla@wallstreetir.com

              TACT REQUESTS NASDAQ HEARING REGARDING LISTING STATUS
         NEW YORK, New York, (May 23, 2002) - TACT (Nasdaq NNM: TACX) today announced that it received a Nasdaq Staff Determination notice indicating that the Company is not in compliance with the minimum bid price and market value of public float requirements for continued listing of its shares and, therefore, is subject to delisting from the Nasdaq National Market. The Company has requested a hearing before a Nasdaq Listing Qualification Panel to review the Staff Determination. The panel will determine if the Company's shares will continue trading on the Nasdaq National Market or transition to the Nasdaq Small Cap Market or the Nasdaq Bulletin Board System. There can be no assurance the panel will grant the Company's request for continued listing.

         About TACT

TACT (Nasdaq: TACX) is an end-to-end IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT provides its clients with modernization services, which include the e-Valuation of systems that should be replaced and rewritten, enhanced, converted or Web Enabled. Replacement systems are written or re-written as Web Based utilizing state of the art leading tools such as Java and Visual Studio. More information about TACT(R) can be found at its web site at

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2002.